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                                                                      EXHIBIT 32

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Park-Ohio Industries, Inc. (the "Company") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to sec. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: March 29, 2004
                                          By /s/ EDWARD F. CRAWFORD
                                            ------------------------------------
                                          Name: Edward F. Crawford
                                          Title: Chairman and Chief Executive
                                          Officer

                                          By /s/ RICHARD P. ELLIOTT
                                            ------------------------------------
                                          Name: Richard P. Elliott
                                          Title: Vice President and Chief
                                          Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. sec. 1350 and is not being filed as part of the Report or as a separate disclosure document.